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Exhibit 10 (m)

                                 SERP AMENDMENT

WHEREAS, the Independent Sub-Committee has authority to amend the TCF Financial Supplemental Employees Retirement Plan (the "SERP") under Section II(a) and Article VIII of that Plan; and

WHEREAS, management has proposed allowing elections as to the form of distribution to be made up to two years prior to termination of employment and legal counsel and tax advisors for the company have advised that this change is acceptable under the legal and tax rules that apply to the plan;

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that Section III(c) of the SERP, second paragraph, first clause, is amended to read as follows effective for distributions commencing on or after the date this amendment is adopted:

An Eligible Employee may elect to have benefits from this Article III distributed in one of the following forms, provided that such election is in writing and is executed and delivered to the Committee or the Secretary, on behalf of the Committee, and further provided that any such election which is filed with the Secretary after the Employee has commenced participation in the plan shall be filed no later than two years before such Employee's termination of employment:

FURTHER RESOLVED, that a new paragraph is added at the end of Section III (c) of the SERP reading as follows:

Notwithstanding the foregoing, if an Employee's balance in the Stockshare SERP is less than $15,000 at the time of the Employee's termination of employment, then such account shall be distributed to the Employee in a lump sum payment (in the form of TCF Stock except for cash for a fractional share) no later than 30 days after the Employee's termination of employment.

FURTHER RESOLVED, that a new paragraph is added at the end of Section IV (c) of the SERP reading as follows:

 Notwithstanding the foregoing, if an Employee's balance in the Supplemental Benefits related to the TCF Cash Balance Pension Plan is less than $15,000 at the time of the Employee's termination of employment, then such account shall be distributed to the Employee in a lump sum payment no later than 30 days after the Employee's termination of employment.